UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2026

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Madison Avenue New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 930-0950

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On October 30, 2026 Flutter Entertainment plc (the “Company”) and certain of its subsidiaries entered into a First Amendment and Restatement Agreement (the “First Amendment and Restatement Agreement”) to the Term Loan A, Term Loan B and Revolving Credit Facility Agreement dated as of November 24, 2023 (the “Credit Agreement”).

The First Amendment and Restatement Agreement, among other things:

•	extends the maturity date of the Group’s term A facilities and the revolving credit facility to May 3, 2032;

•	increases the commitments under the revolving credit facility to $1.86 billion and redenominates the base currency of the revolving credit facility from Sterling to U.S. dollars;

•

redenominates the term A facilities solely into U.S. dollars and euros, such that, following the effective date of the First Amendment and Restatement Agreement, an aggregate principal amount of €382 million of term A2 loans and $1,374 million of term A3 loans are outstanding and no sterling-denominated term A loans remain outstanding; and

•	replaces the net total leverage financial covenant with a net first lien leverage financial covenant and the financial covenant level increased to 5.70:1.00.

After giving effect to the First Amendment and Restatement Agreement, the term A loans and revolving credit facility loans will bear interest at the applicable screen rate (Term SOFR, EURIBOR or SONIA, as applicable) plus a margin ranging from 1.40% to 2.00% per annum determined by reference to the Company’s corporate ratings from Moody’s, S&P and Fitch.

The foregoing description of the First Amendment and Restatement Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment and Restatement Agreement, which will be filed as an exhibit to Flutter’s Annual Report on Form 10-K for the year ending December 31, 2026.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: November 4, 2026	By:	/s/ Edward Traynor
	Name:	Edward Traynor
	Title:	Company Secretary